One Financial Center Boston, MA 02111 617-542-6000 617-542-2241 fax www.mintz.com
Exhibit 5.1
January 31, 2011
OXiGENE, Inc.
701 Gateway Boulevard, Suite 210
South San Francisco, CA 94080
Ladies and Gentlemen:
     This opinion is furnished to you in connection with the filing of a prospectus supplement, dated January 31, 2011 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-155371 (the “Registration Statement”) filed by OXiGENE, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the sale of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share, having an aggregate offering price of up to $4,790,000, pursuant to the At Market Issuance Sales Agreement (the “Sales Agreement”), dated July 21, 2010, by and between the Company and McNicoll, Lewis & Vlak LLC. The Shares are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated December 1, 2008 (together with the Prospectus Supplement, the “Prospectus”). The Sales Agreement has been filed as an exhibit to a Current Report on Form 8-K and has been incorporated by reference into the Registration Statement.
     In connection with this opinion, we have examined the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, both as amended to date and as currently in effect; the minutes of all pertinent meetings of the board of directors of the Company relating to the Registration Statement, the Prospectus and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we deemed relevant for the purposes of rendering the opinions in this letter; the Registration Statement and the exhibits thereto filed with the Commission; the Prospectus; and the Sales Agreement.
     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.
     Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that the Shares, when issued by the Company and delivered by the Company against
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
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Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
January 31, 2011

payment therefor as contemplated by the Sales Agreement and a Placement Notice (as defined in the Sales Agreement), will be duly and validly issued, fully paid and non-assessable.
     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws) and the United States Federal Laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. To the extent that any applicable document is stated to be governed by the laws of another jurisdiction, we have assumed for purposes of this opinion that the laws of such jurisdiction are identical to the state laws of the State of Delaware.
     We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be reliable.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to a Current Report on Form 8-K (and its incorporation by reference into the Registration Statement) in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of this Firm’s name therein and in the Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.